KELLWOOD TO SELL SMART SHIRTS TO YOUNGOR GROUP CO., LTD.

Company Sells Related Real Estate Assets in Hong Kong

Proceeds Expected to Be Used to Repurchase Shares and Reduce Debt

Reaffirms 2007 Guidance, As Adjusted For the Sale of Smart Shirts

Company to Hold Conference Call Today at 10:00 AM ET

St. Louis, MO – November 6, 2007 – Kellwood Company (NYSE:KWD) announced today that its Board of Directors has unanimously approved the sale of its Smart Shirts manufacturing operations as well as related real estate assets in two separate transactions that will bring Kellwood gross proceeds of approximately $161 million in cash in the aggregate. The Company expects to utilize the proceeds from the transactions to repurchase shares and reduce debt.

The Company announced that Youngor Group Co., Ltd. (Youngor Group) has agreed to acquire Kellwood’s Smart Shirts business for approximately $120 million in cash. The transaction, which is subject to certain customary closing conditions including regulatory approvals, is expected to close by the end of fiscal year 2007. Separately, the Company has sold its Smart Shirts real estate assets in Hong Kong to Bright Treasure Development Ltd. for approximately $41 million in cash.

“As part of our strategy to increase shareholder value, we continually assess our portfolio of businesses to ensure that we are focused on our strongest opportunities for sales and earnings growth,” stated Robert C. Skinner, Jr., chairman, president and chief executive officer of Kellwood Company. “Following a careful review of the Company’s strategy and operations, the Board and management have concluded that Smart Shirts is not consistent with our long-term strategic plan, which includes developing better and above price point brands and reinvigorating our legacy businesses. Eliminating capital-intensive manufacturing from our operations and enhancing the Company’s focus on the development of our lifestyle brands will enable us to elevate Kellwood’s position in the apparel industry. Consistent with our strategy to transform Kellwood into a brand-focused marketing enterprise, this move allows us to significantly reduce our concentration in private brand sales from 28% to 12% today.”

Use of Proceeds

Kellwood expects to use proceeds from the transactions to repurchase shares and reduce debt. The repurchase of shares would be in addition to the previously approved $50 million stock repurchase program announced in September 2007.

Kellwood expects to report a pre-tax gain on the sale of the Smart Shirts business and Hong Kong building of approximately $10 million.

Guidance

Given today’s announced sale of the Smart Shirts business, Kellwood has updated its previously issued net sales and earnings guidance to exclude Smart Shirts from ongoing operations. Other than these adjustments, guidance for the third quarter and total year from ongoing operations remains the same as previously provided on September 6, 2007. The Smart Shirts business will be included in discontinued operations for historical and future periods. In addition, the gain on the sale of the Smart Shirts business

-MORE-

and Hong Kong building, as well as costs associated with these transactions, will be included in discontinued operations.

Third Quarter 2007

For the third quarter of fiscal 2007, the Company expects net sales from ongoing operations as adjusted for the newly discontinued Smart Shirts business to be approximately $400.0 million to $415.0 million. This compares to its previous expectation, which includes Smart Shirts, for net sales from ongoing operations of $520.0 million to $535.0 million, and versus actual net sales from ongoing operations, excluding Smart Shirts, of $397.0 million in the third quarter of last year. Operating earnings (gross profit less selling, general & administrative expense before stock option expense, amortization and impairment, restructuring and other non-recurring charges) from ongoing operations are currently expected to range from $16.5 million to $18.5 million, as compared to the Company’s previous expectation, which includes Smart Shirts, for operating earnings from ongoing operations of approximately $24.0 million to $26.0 million, versus $22.4 million last year, excluding Smart Shirts.

Net earnings from ongoing operations are currently estimated to be approximately $2.4 million to $3.9 million, or $0.10 to $0.15 per diluted share. This compares to the Company’s previous guidance, which includes Smart Shirts, for net earnings from ongoing operations of $7.5 million to $9.0 million, or $0.30 to $0.35 per diluted share, and versus net earnings from ongoing operations, excluding Smart Shirts, of $10.6 million, or $0.41 per share, in the third quarter of 2006.

Fiscal 2007

For fiscal 2007, the Company expects net sales from ongoing operations as adjusted for the newly discontinued Smart Shirts business to range from $1.500 billion to $1.550 billion. This compares to its previous expectation, which includes Smart Shirts, for net sales from ongoing operations of approximately $1.950 billion to $2.0 billion and versus actual net sales from ongoing operations, excluding Smart Shirts, of $1.514 billion in fiscal 2006. The Company is forecasting that operating earnings (gross profit less selling, general & administrative expense before stock option expense, amortization and impairment, restructuring and other non-recurring charges) from ongoing operations will approximate $68.0 million to $73.0 million. This compares to the Company’s previous expectation, which includes Smart Shirts, for operating earnings from ongoing operations of approximately $87.5 million to $92.5 million, and versus actual operating earnings from ongoing operations, excluding Smart Shirts, of $64.4 million last year.

On an ongoing basis, net earnings for fiscal 2007 are currently estimated to range from $17.0 million to $20.0 million, as compared to the Company’s previous expectation, which includes Smart Shirts, for net earnings from ongoing operations of approximately $33.5 million to $36.5 million and with fiscal 2006 net earnings from ongoing operations, excluding Smart Shirts, of $23.2 million. Also, on an ongoing basis, fiscal 2007 diluted earnings per share are currently estimated in the range of approximately $0.66 to $0.76, as compared to the Company’s previous expectation, which includes Smart Shirts, for diluted earnings per share of approximately $1.30 to $1.40. This compares to actual earnings per diluted share, excluding Smart Shirts, of $0.90 in fiscal 2006.

Adjusted Historical Financial Information

The Company will post schedules on its website under Investor Relations / Presentations that reflect the results of ongoing operations excluding the Smart Shirts business for each quarter in fiscal 2005 and 2006 and for the first two quarters of 2007. These schedules set forth the various components of the statement of operations for ongoing operations, impairment, restructuring and non-recurring charges, discontinued operations and the repatriation tax benefit included in overall operating results.

The Phat Fashions business will now be included in the women’s sportswear segment as a result of transforming Phat Farm men’s business to solely a licensing model. This change has also been reflected in the schedules posted on the Company’s website for each quarter in fiscal 2005 and 2006 and for the first two quarters of 2007.

As a result of the sale of the Smart Shirts business and inclusion of the Phat Fashions business in the women’s sportswear segment, the Company will no longer report a men’s sportswear segment.

Conference Call Information

The Company will host a conference call with management to discuss today’s announcements at 10:00 a.m. ET today. If you wish to participate, you may do so by dialing 888-694-4728 or 973-582-2745 (toll / international). This call will be webcast to the general public and can be accessed via Kellwood’s website at www.kellwood.com.

About Smart Shirts

Smart Shirts is a leading manufacturer, marketer, seller and distributor of woven and knit garments -principally men's shirts - around the world. While primarily a manufacturer for private brands, this business also designs, makes, and sells licensed brands of men’s shirts including Nautica, Claiborne, Axcess A Claiborne Company, Concepts by Claiborne, O Oscar, an Oscar de la Renta Company, and Perry Ellis. Smart Shirts has 14 manufacturing facilities located in the People’s Republic of China, Hong Kong, Sri Lanka and the Philippines.

About Kellwood

Kellwood (NYSE:KWD) is a $1.6 billion leading marketer of apparel and consumer soft goods. The Company’s brands are designed to meet and exceed its consumers’ needs and expectations. Specializing in branded products, the Company markets to all channels of distribution with products and brands tailored to each specific channel. For more information, visit www.kellwood.com.

About Youngor Group Co., Ltd.

Youngor Group Co., Ltd.’s (SHG:600177) principal activities are designing, manufacturing, selling and trading clothing products and accessories. It carries the “Youngor” brand for men’s clothing, which includes shirts, pants, suits, ties, T-shirts and pajamas, among others. In addition, the Company is one of China’s largest manufacturers of high grade yarn dyed woven fabrics. Other activities include developing, leasing and selling condominium and residential buildings and operating hotels. It also provides transportation and warehouses, technical consultation, management and investment services and distribution and selling of electrical and thermal power. Headquartered in Ningbo, China, operations are carried out in the People’s Republic of China and other countries.

-MORE-

MEDIA CONTACT:

Donna B. Weaver

VP Corporate Communications

212.329.8072

donna.weaver@kellwood.com

FINANCIAL CONTACTS:

Samuel W. Duggan II

VP Investor Relations and Treasurer

Kellwood Company

314.576.8580

sam.duggan@kellwood.com

Joele Frank / Eric Brielmann / Jennifer Schaefer

Joele Frank, Wilkinson Brimmer Katcher

212.355.4449

Allison Malkin

Integrated Corporate Relations

203.682.8225

Statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of the safe harbor provisions of the federal securities laws. Actual results may differ materially due to risks and uncertainties that are described in the Company’s Form 10-K and other filings with the SEC.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe", "expect", "will", "estimate", "project", "forecast", "planned", "should", "anticipate" and similar expressions may identify forward-looking statements. Although we believe that our expectations reflected in the forward-looking statements are reasonable, we cannot and do not give any assurance that such expectations will prove to be correct. These forward-looking statements, which represent the Company's expectations concerning future events, are based on various assumptions and are subject to a number of risks and uncertainties. These risks include, without limitation: intense competition in the apparel industry on many fronts, including from our retail customers’ private label or exclusive brand programs; failing to continually anticipate fashion trends and consumer tastes; uncertainties regarding consumer confidence and spending patterns; concentration of our customers; consolidation and change in the retail industry; performance of our retail customers in selling our goods; execution of the long-term corporate strategy; loss of key personnel; continued value of owned and licensed brands; ability to generate sufficient sales to offset the minimum royalty payments we must pay with respect to licensed brands; inability to protect our intellectual property rights; reliance on independent manufacturers; the continued movement in the global location of lowest cost manufacturing sources; fluctuations in the price, availability and quality of raw materials; availability of suitable acquisition candidates; integration of completed acquisitions into our existing business and the availability of reasonably priced debt. These factors should be read in conjunction with the risk factors included in our Annual Report to Stockholders on Form 10-K for 2006 (the fiscal year ended February 3, 2007) and subsequent periodic filings. Actual results could differ materially from those expressed or implied in forward-looking statements. The Company disclaims any obligation to publicly update or revise any of its forward-looking statements.

-MORE-

Use of Non-GAAP Financial Measures

The Company has provided non-GAAP adjusted earnings and earnings per share information for its third quarter and full year 2007 guidance and third quarter and full year 2006 results in this release, in addition to providing financial results in accordance with GAAP. This non-GAAP financial information is provided to enhance the user’s overall understanding of the Company’s current financial performance. Specifically, the Company believes the non-GAAP adjusted results provide useful information to both management and investors by excluding items that the Company believes are not indicative of the Company’s core operating results. The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.

The following tables summarize net sales, operating earnings, net earnings and diluted earnings per share from Kellwood’s ongoing operations, the impairment, restructuring and non-recurring charges, amortization of intangible assets and stock option expense included in continuing operations. See the last page of the release for footnotes (1), (2) and (3) to the tables. (Amounts in thousands, except per share data.)

-MORE-

Third Quarter:

Adjusted Guidance for FY 2007 at the Mid-Point of the Range
	Adjusted Continuing Operations	Stock Option Expense(2)	Amortization of Intangible Assets(2)	Impairment, Restructuring and Non Recurring Charges	Adjusted Ongoing Operations
Net sales	$ 407,500	$ -	$ -	$ -	$ 407,500
Operating earnings (loss)(1)	$ (4,100)	$ 300	$ 3,800	$ 17,500	$ 17,500
Net earnings (loss) from continuing operations	$ (7,450)	$ -	$ -	$ 10,600	$ 3,150
Diluted earnings (loss) per share from continuing operations	$ (0.29)	$ -	$ -	$ 0.41	$ 0.12

Previous Guidance for FY 2007 at the Mid-Point of the Range
	Previous Continuing Operations	Stock Option Expense(2)	Amortization of Intangible Assets(2)	Impairment, Restructuring and Non Recurring Charges	Previous Ongoing Operations
Net sales	$ 527,500	$ -	$ -	$ -	$ 527,500
Operating earnings(1)	$ 3,400	$ 300	$ 3,800	$ 17,500	$ 25,000
Net earnings (loss) from continuing operations	$ (2,350)	$ -	$ -	$ 10,600	$ 8,250
Diluted earnings (loss) per share from continuing operations	$ (0.09)	$ -	$ -	$ 0.41	$ 0.32

Guidance Adjustments for FY 2007 at the Mid-Point of the Range
	Previous Ongoing Operations	Smart Shirts(3)	Adjusted Ongoing Operations
Net sales	$ 527,500	$ (120,000)	$ 407,500
Operating earnings(1)	$ 25,000	$ (7,500)	$ 17,500
Net earnings from continuing operations	$ 8,250	$ (5,100)	$ 3,150
Diluted earnings per share from continuing operations	$ 0.32	$ (0.20)	$ 0.12

-MORE-

Third Quarter:

Adjusted Results for FY 2006
	Adjusted Continuing Operations	Stock Option Expense(2)	Amortization of Intangible Assets(2)	Impairment, Restructuring and Non Recurring Charges	Adjusted Ongoing Operations
Net sales	$ 397,007	$ -	$ -	$ -	$ 397,007
Operating earnings(1)	$ 277	$ 468	$ 2,628	$ 19,041	$ 22,414
Net earnings (loss) from continuing operations	$ (1,483)	$ -	$ -	$ 12,092	$ 10,609
Diluted earnings (loss) per share from continuing operations	$ (0.06)	$ -	$ -	$ 0.47	$ 0.41

As Reported Results for FY 2006
	As Reported Continuing Operations	Stock Option Expense(2)	Amortization of Intangible Assets(2)	Impairment, Restructuring and Non Recurring Charges	As Reported Ongoing Operations
Net sales	$ 516,397	$ -	$ -	$ -	$ 516,397
Operating earnings(1)	$ 9,412	$ 468	$ 2,628	$ 19,041	$ 31,549
Net earnings from continuing operations	$ 5,521	$ -	$ -	$ 12,092	$ 17,613
Diluted earnings per share from continuing operations	$ 0.21	$ -	$ -	$ 0.47	$ 0.68

Results Adjustments for FY 2006
	As Reported Ongoing Operations	Smart Shirts(3)	Adjusted Ongoing Operations
Net sales	$ 516,397	$ (119,390)	$ 397,007
Operating earnings(1)	$ 31,549	$ (9,135)	$ 22,414
Net earnings from continuing operations	$ 17,613	$ (7,004)	$ 10,609
Diluted earnings per share from continuing operations	$ 0.68	$ (0.27)	$ 0.41

-MORE-

Fiscal Year:

Adjusted Guidance for FY 2007 at the Mid-Point of the Range
	Adjusted Continuing Operations	Stock Option Expense(2)	Amortization of Intangible Assets(2)	Impairment, Restructuring and Non Recurring Charges	Adjusted Ongoing Operations
Net sales	$ 1,525,000	$ -	$ -	$ -	$ 1,525,000
Operating earnings (loss)(1)	$ (84,600)	$ 1,400	$ 14,500	$ 139,200	$ 70,500
Net earnings (loss) from continuing operations	$ (73,000)	$ -	$ -	$ 91,500	$ 18,500
Diluted earnings (loss) per share from continuing operations	$ (2.81)	$ -	$ -	$ 3.52	$ 0.71

Previous Guidance for FY 2007 at the Mid-Point of the Range
	Previous Continuing Operations	Stock Option Expense(2)	Amortization of Intangible Assets(2)	Impairment, Restructuring and Non Recurring Charges	Previous Ongoing Operations
Net sales	$ 1,975,000	$ -	$ -	$ -	$ 1,975,000
Operating earnings (loss)(1)	$ (65,100)	$ 1,400	$ 14,500	$ 139,200	$ 90,000
Net earnings (loss) from continuing operations	$ (56,500)	$ -	$ -	$ 91,500	$ 35,000
Diluted earnings (loss) per share from continuing operations	$ (2.17)	$ -	$ -	$ 3.52	$ 1.35

Guidance Adjustments for FY 2007 at the Mid-Point of the Range
	Previous Ongoing Operations	Smart Shirts(3)	Adjusted Ongoing Operations
Net sales	$ 1,975,000	$ (450,000)	$ 1,525,000
Operating earnings(1)	$ 90,000	$ (19,500)	$ 70,500
Net earnings from continuing operations	$ 35,000	$ (16,500)	$ 18,500
Diluted earnings per share from continuing operations	$ 1.35	$ (0.63)	$ 0.71

-MORE-

Fiscal Year:

Adjusted Results for FY 2006
	Adjusted Continuing Operations	Stock Option Expense(2)	Amortization of Intangible Assets(2)	Impairment, Restructuring and Non Recurring Charges	Adjusted Ongoing Operations
Net sales	$ 1,514,287	$ -	$ -	$ -	$ 1,514,287
Operating earnings(1)	$ 15,467	$ 4,345	$ 10,935	$ 33,632	$ 64,379
Net earnings from continuing operations	$ 1,728	$ -	$ -	$ 21,423	$ 23,151
Diluted earnings per share from continuing operations	$ 0.07	$ -	$ -	$ 0.83	$ 0.90

As Reported Results for FY 2006
	As Reported Continuing Operations	Stock Option Expense(2)	Amortization of Intangible Assets(2)	Impairment, Restructuring and Non Recurring Charges	As Reported Ongoing Operations
Net sales	$ 1,961,750	$ -	$ -	$ -	$ 1,961,750
Operating earnings(1)	$ 43,010	$ 4,345	$ 10,935	$ 33,632	$ 91,922
Net earnings from continuing operations	$ 21,083	$ -	$ -	$ 21,423	$ 42,506
Diluted earnings per share from continuing operations	$ 0.82	$ -	$ -	$ 0.83	$ 1.64

Results Adjustments for FY 2006
	As Reported Ongoing Operations	Smart Shirts(3)	Adjusted Ongoing Operations
Net sales	$ 1,961,750	$ (447,463)	$ 1,514,287
Operating earnings(1)	$ 91,922	$ (27,543)	$ 64,379
Net earnings from continuing operations	$ 42,506	$ (19,355)	$ 23,151
Diluted earnings per share from continuing operations	$ 1.64	$ (0.75)	$ 0.90

(1) Operating earnings for ongoing operations is a non-GAAP measure that differs from GAAP operating earnings in that it excludes impairment, restructuring and non-recurring charges, stock option expense and amortization of intangible assets. Operating earnings for the ongoing operations should not be considered as an alternative to GAAP operating earnings. Operating earnings before impairment, restructuring and non-recurring charges, stock option expense and amortization of intangible assets is the primary measure used by management to evaluate the Company’s performance, as well as the performance of the Company’s divisions and segments. Management believes the comparison of operating earnings before impairment, restructuring and non-recurring charges, stock option expense and amortization of intangibles assets between periods is useful in showing the interaction of changes in sales, gross profit and selling, general and administrative expenses. Operating earnings before impairment, restructuring and non-recurring charges, stock option expense and amortization of intangible assets may not be comparable to any similarly titled measure used by another company.

-MORE-

(2) Stock option expense and amortization of intangible assets is not included in operating earnings for the ongoing operations; however, it is included in net earnings. See footnote (1) for further discussions of the presentation of operating earnings for the ongoing operations.

(3) Smart Shirts represents the newly discontinued operations.

####